Exhibit 99.1

TimeFireVR Shifts Primary Corporate Focus Towards Strategic Investments in Blockchain Technology and Potential Related Acquisitions

SCOTTSDALE, AZ -- (Marketwired – January 4, 2018) - TimefireVR, Inc. (OTCQB: TFVR) (the "Company") today announced shifting its primary corporate focus towards the strategic investments in crypto currency and potential acquisitions of blockchain technology businesses. As part of the shift in strategic direction, the Company has sold its virtual reality assets and appointed Mr. Jonathan Read to serve as Chief Executive Officer, Secretary, and Treasurer of the Company. Mr. Read has been a director of the Company since August 18, 2017. Since July 14, 2017, Mr. Read has served as a member of the board directors of BTCS Inc. (OTC Pink: BTCS), a blockchain technology focused company.

“Blockchain technology and its application of crypto currencies is an amazing enabling technology paradigm that will have a profound and disruptive impact on a host of industries,” stated Jonathan Read, Chief Executive Officer of TimeFireVR. “I am incredibly proud of our accomplishments in virtual reality; however, the Board of Directors made a strategic decision, in the best interest of our shareholders, to leverage my experience in blockchain technology where I serve as a member of the board of directors of BTCS Inc. (OTC Pink: BTCS), our strategic business vision and our ability to access the capital markets immediately.”

The Company is already in discussions to evaluate specific opportunities involving blockchain technology, decentralized digital ledgers that record and enable secure peer-to-peer transactions without third party intermediaries secured by miners that use powerful computer networks to secure and verify every transaction. The Company has made initial investments in the space and is actively pursuing additional investments in crypto currency as well as one or more acquistions of blockchain technology companies.

Initially, the Company will be focused on Ethereum, a leading blockchain platform for Decentralized Applications (“DApps”), which are applications that run on a peer-to-peer network of computers instead of on one single computer or server. DApps allow developers to write smart contracts and decentralized applications where the developer chooses its own rules for ownership, transaction formats and transition functions. Multiple types of DApps are now being created by others across multiple categories, including finance, governance, community, legal, health, education and gaming.

Concurrent with this announcement, the Company announces the sale of its virtual reality assets, primarily the social media/education platform and virtual world known as “Hypatia” to a group of investors including its original founders, John Wise and Jeffrey Rassas. Consistent with this sale, the company expects to change its name following board of directors and shareholder approval.

Mr. Read concluded, “We are extremely proud of the extraordinary products produced in our VR endeavors. We wish Mr. Rassas and his team great success and continued leadership in their field.”

About TimefireVR Inc.
TimefireVR Inc. is an Arizona based technology company now focused on strategic investments in blockchain technology solutions. Previously, the Company developed virtual reality content, tools, and services.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding our continued investments in crypto currency and potential investments in blockchain technology businesses. The words "believe," "may," "estimate," "continue," "anticipate," "intend," "should," "plan," "could," "target," "potential," "is likely," "will," "expect" and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Some or all of the results anticipated by these forward-looking statements may not be achieved, Important factors that could cause actual results to differ from those in the forward-looking statements include the Company's need for capital, the future condition of the capital markets in general and the market for microcap securities, regulatory and other developments in the markets for crypto currency including substantial price declines, intense competition for acquisition of blockchain technology companies which may affect the purchase price and difficulties in negotiating and closing any potential acquisition including the absence of audited financial statements.. Further information on our risk factors is contained in our filings with the SEC, including the Annual Report on Form 10-K for the year ended December 31, 2016. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Investor Contact:
KCSA Strategic Communications
Valter Pinto, Managing Director
212.896.1254
Valter@KCSA.com
www.KCSA.com